                                                                   EXHIBIT 99(i)

                       CONSENT OF MAYER, BROWN, ROWE & MAW

     We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 49 to the Form N-1A Registration Statement of Morgan Stanley Institutional Fund Trust, File No. 33-23166. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                MAYER, BROWN, ROWE & MAW


New York, NY  April 25, 2003